                                                                    EXHIBIT 4.05


THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS.


                            CUPERTINO ELECTRIC, INC.

                                     WARRANT

June 21, 2000                                             Certificate Number W-3

        THIS IS TO CERTIFY that TA INVESTORS LLC, a Delaware limited liability company, and its transferees, successors and assigns ("Holder") is entitled to purchase from CUPERTINO ELECTRIC, INC., a Delaware corporation formerly known as Delaware Synergism, Inc. (the "Company"), at an initial Exercise Price (as defined below) of $0.01 per share, Six Hundred Eighty-Nine (689) shares (the "Aggregate Number") of Class A Common Stock (as defined below) or Class B Common Stock (as defined below). The Exercise Price and Aggregate Number are subject to adjustment as set forth in Section 3 of this Warrant (this "Warrant").

        SECTION 1. Definitions. As used herein, in addition to the terms defined elsewhere herein, the following terms shall have the following meanings. Capitalized terms not appearing below and not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement.

        "Additional Shares of Common Stock" means all shares of Common Stock issued after the date hereof other than: (a) shares issued in connection with a Stock Dividend or Stock Subdivision, (b) Warrant Shares, (c) shares issued upon the exercise or conversion of Options or Convertible Securities outstanding on the date hereof, other than Incentive Stock Plan Pool Shares, and (d) Incentive Stock Plan Pool Shares.

        "Aggregate Exercise Price" is defined in Section 2(a).

        "Aggregate Number" is defined in the first paragraph hereof.

        "Board" means the Board of Directors of the Company.

        "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina are authorized or required by law or executive order to close.

        "Cashless Exercise" is defined in Section 2(d).


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        "Charter" means the Articles of Incorporation of the Company, as amended or supplemented.

        "Class A Common Stock" means the Class A Common Stock of the Company, as described in the Charter.

        "Class B Common Stock" means the Class B Common Stock of the Company, as described in the Charter.

        "Common Stock" means collectively (a) the Common Stock of the Company, as described in the Charter or (b) any other capital stock into which the foregoing is reclassified or reconstituted.

        "Company" is defined in the first paragraph hereof.

        "Convertible Securities" means evidences of indebtedness, shares of stock or other securities that, directly or indirectly, are exchangeable for or exercisable or convertible into Common Stock.

        "Distribution" is defined in Section 3(a)(ii).

        "Dividend Securities" is defined in Section 3(a)(ii).

        "Election to Purchase" is defined in Section 2(a).

        "Exercise Amount" is defined in Section 2(a).

        "Exercise Price" means the price per share of Common Stock (or price per share of Other Securities) at which shares of Common Stock (or Other Securities) are purchasable pursuant to this Warrant. The initial Exercise Price shall be $.01 per share and shall be subject to adjustment as provided herein.

        "Expiration Date" means the tenth (10th) anniversary of the date hereof.

        "Fair Market Value" shall mean, with respect to the value of a share of Common Stock on any Business Day, (a) if the Common Stock is Publicly Traded at the time of determination, the average of the closing prices on such day of the Common Stock on all domestic securities exchanges on which the Common Stock is then listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day or, if on any such day the Common Stock is not so listed, the closing price quoted on the Nasdaq Stock Market or if there have been no sales on the Nasdaq Stock Market on such day the average of the highest bid and lowest asked prices quoted on the Nasdaq Stock Market on such day, or if on any day such security is not quoted on the Nasdaq Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the OTC Bulletin Board, the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of


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

twenty (20) days consisting of the day as of which "Fair Market Value" is being determined and the nineteen (19) consecutive Business Days prior to such day; or
(b) if the Common Stock is not Publicly Traded at the time of determination, the value of a share of Common Stock based on the per share price for which all the outstanding shares of Common Stock (on a Fully Diluted basis, assuming receipt of applicable consideration for any conversion, exchange or exercise of any Convertible Securities or Options) could be sold in an arm's-length transaction to a third party, treating the Company and its subsidiaries as a going concern and assuming such sale was between a willing buyer and a willing seller and without regard to any discount for minority interest, restrictions on transfer or lack of marketability.

        "Fully Diluted" means, with respect to the Common Stock, as of a particular time the total outstanding shares of Common Stock as of such time, determined by treating all outstanding Options then vested and exercisable as having been exercised and by treating all outstanding Convertible Securities then convertible or exchangeable as having been so converted or exchanged; provided, that if at any time of determination, the event giving rise to any adjustment hereunder would trigger any anti-dilution rights of such Options or Convertible Securities or otherwise increase the number of shares of Common Stock subject to such Options or into which such Convertible Securities are convertible or exchangeable, the number of shares of Common Stock deemed to be outstanding immediately after such issuance shall include also such increase in the number of shares of Common Stock subject to such Options or into which such Convertible Securities are convertible or exchangeable.

        "Holder" is defined in the first paragraph hereof.

        "HSR Act" is defined in Section 6(c).

        "Incentive Stock Plan" means the incentive stock plan or plans which the Company may establish on or after the date hereof, and pursuant to which the Company may issue Options to purchase shares of Common Stock to officers, employees, directors, independent contractors, and third party consultants and vendors providing services to the Company.

        "Incentive Stock Plan Pool Shares" means (a) up to 89,268 shares of Common Stock (subject to appropriate adjustment for Stock Dividends, Stock Subdivisions and Stock Combinations) issued or issuable pursuant to Options granted under the Incentive Stock Plan during the Incentive Stock Restricted Period and (b) any shares of Common Stock issued or issuable pursuant to Options granted under the Incentive Stock Plan thereafter; provided, that in no event shall the exercise price per share of Common Stock obtainable upon exercise of any such Options be less than the fair market value thereof on the date of grant as determined in good faith by the Board; and provided, further, that in no event shall the number of shares of Common Stock issuable to members of the Ravizza Family and the Ryley Family pursuant to Options granted under the Incentive Stock Plan during the Incentive Stock Restricted Period exceed 16,738 shares (subject to appropriate adjustment for Stock Dividends, Stock Subdivisions and Stock Combinations).

        "Incentive Stock Restricted Period" means the twenty-four month period commencing the date hereof.



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        "Investor Rights Agreement" means the Investor Rights Agreement, dated the date hereof, among the Company, BancAmerica Capital Investors SBIC I, L.P., TA and Holder, as amended or supplemented.

        "Note" means any Senior Subordinated Note issued pursuant to the Purchase Agreement, as amended or supplemented.

        "Option" shall mean any option, warrant or other right to subscribe for or purchase shares of Common Stock.

        "Other Securities" shall mean any stock and other securities of the Company or any other Person which Holder at any time shall be entitled to receive, upon the exercise of this Warrant or pursuant to Section 3 hereof, in lieu of or in addition to Common Stock.

        "Person" means any individual, firm, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or other entity of any kind and includes any successor (by merger or otherwise) of such entity.

        "Principal Office" means the Company's principal office as set forth in
Section 10(d) hereof or such other principal office of the Company in the United States the address of which first shall have been set forth in a notice to Holder.

        "Publicly Traded" means, with respect to any security, that such security is (a) listed on a domestic securities exchange, (b) quoted on the Nasdaq Stock Market or (c) traded in the domestic over-the-counter market, which trades are reported by the OTC Bulletin Board, the National Quotation Bureau, Incorporated, or any similar successor organization.

        "Purchase Agreement" means the Senior Subordinated Note, Warrant and Common Stock Purchase Agreement dated as of the date hereof, by and among BancAmerica Capital Investors SBIC I, L.P., Holder, TA, the Company, James S. Ryley, Walter E. Ryley, Eugene A. Ravizza, Claranne R. Long, the Claranne Ravizza Long Trust, the Ravizza Children's Trust II and the Ravizza Children's Trust III

        "Regulatory Requirement" is defined in Section 5(g).

        "Stock Combination" is defined in Section 3(a)(i).

        "Stock Dividend" is defined in Section 3(a)(i).

        "Stock Subdivision" is defined in Section 3(a)(i).

        "Successor" is defined in Section 3(a)(iii).


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        "TA" means collectively, TA/Advent III L.P., a Delaware limited partnership, TA/Advent Atlantic and Pacific IV L.P., a Delaware limited partnership, TA Executives Fund LLC, a Delaware limited liability company, and TA Subordinated Debt Fund, L.P., a Delaware limited partnership.

        "Transaction" is defined in Section 3(a)(iii).

        "Trigger Price" is defined in Section 3(a)(iv).

        "Warrant" is defined in the first paragraph hereof.

        "Warrant Shares" means (a) the shares of Common Stock or Other Securities issued or issuable hereunder and, (b) all other shares of the Company's capital stock issued with respect to such shares by way of stock dividend, stock split or other reclassification or in connection with any merger, consolidation, recapitalization or other reorganization affecting the Company's capital stock, or acquired by way of any rights offering or similar offering made in respect of the capital stock referred to in this clause (b) or the foregoing clause (a).

        SECTION 2. Exercise.

        (a) Right to Exercise; Exercise Amount. On or before the Expiration Date, Holder, in accordance with the terms hereof, may exercise this Warrant in whole or in part at any time by delivering this Warrant to the Company during normal business hours on any Business Day at the Principal Office, together with an Election to Purchase, in the form attached hereto as Exhibit A (the "Election to Purchase"), duly executed, and payment of the Exercise Price for each share of Common Stock (which at the option of each Equity Holder may be shares of either Class A Common Stock or Class B Common Stock) to be purchased (with the total number of shares to be purchased being referred to as the "Exercise Amount") as specified in the Election to Purchase. If the Expiration Date is not a Business Day, then this Warrant may be exercised on the next succeeding Business Day. The aggregate Exercise Price (the "Aggregate Exercise Price") to be paid for the Exercise Amount shall equal the product of (i) the Exercise Amount multiplied by (ii) the Exercise Price.

        (b) Payment of Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made to the Company in cash or other immediately available funds or as provided in Section 2(c) or (d) or a combination thereof. In the case of payment of all or a portion of the Aggregate Exercise Price pursuant to Section 2(c) or (d) below, the direction by Holder to apply a portion of the Note held by Holder and/or to make a "Cashless Exercise" shall serve as accompanying payment for that portion of the Aggregate Exercise Price.

        (c) Cancellation of Note to Pay Aggregate Exercise Price. At any time when Holder holds a Note, Holder shall have the right to pay all or a portion of the Aggregate Exercise Price by applying all or any part of such Note, regardless of whether such amount is then due or whether the Note is then redeemable, to the payment of the Aggregate Exercise Price. The amount of the Note so applied shall be treated as a payment of accrued and unpaid interest under the Note until such accrued and unpaid interest is paid in full, and then shall be treated as the prepayment of principal.


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Any part of the Note not so applied to payment of the Aggregate Exercise Price shall continue to be due in accordance with the terms thereof.

        (d) Cashless Exercise. Holder shall have the right to pay all or a portion of the Aggregate Exercise Price by making a "Cashless Exercise" pursuant to this Section 2(d), in which case the portion of the Aggregate Exercise Price to be so paid shall be paid by reducing the number of shares of Common Stock otherwise issuable pursuant to the Election to Purchase by an amount of Common Stock with an aggregate Fair Market Value as determined in good faith by the Board equal to the Aggregate Exercise Price to be so paid.

        (e) Issuance of Shares of Common Stock. Upon receipt by the Company of this Warrant at the Principal Office in proper form for exercise, and accompanied by payment of the Aggregate Exercise Price, Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that certificates representing such shares of Common Stock may not then be actually delivered. Upon such surrender of this Warrant and payment of the Aggregate Exercise Price, the Company shall issue and cause to be delivered as soon as practicable to, or upon the written order of, Holder (and in such name or names as Holder may designate) a certificate or certificates for the Exercise Amount, subject to any reduction as provided in
Section 2(d) for a Cashless Exercise.

        (f) Fractional Shares. The Company shall not be required to deliver fractions of shares of Common Stock upon exercise of this Warrant. If any fraction of a share of Common Stock would be deliverable upon exercise of this Warrant, the Company may, in lieu of delivering such fraction of a share of Common Stock, make a cash payment to Holder in an amount equal to the same fraction of the Fair Market Value as determined in good faith by the Board.

        (g) Partial Exercise. In the event of a partial exercise of this Warrant, the Company shall issue to Holder a Warrant in like form for the unexercised portion thereof.

        SECTION 3. Adjustments to Exercise Price and Aggregate Number.

        (a) Adjustments. The Aggregate Number and the Exercise Price shall be subject to adjustment as set forth in this Section 3. Upon each adjustment of the Aggregate Number, the Exercise Price shall be adjusted by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the Aggregate Number immediately prior to such adjustment, and the denominator of which shall be the Aggregate Number immediately following such adjustment.

                (i) Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

                        (A) take a record of the holders of its Common Stock for
                the purpose of entitling them to receive a dividend payable in, or other distribution of, Common Stock (a "Stock Dividend"),



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                        (B) subdivide its outstanding shares of Common Stock
                into a larger number of shares of Common Stock, including without limitation by means of a stock split (a "Stock Subdivision"), or

                        (C) combine its outstanding shares of Common Stock into
                a smaller number of shares of Common Stock (a "Stock Combination"),

        then the Aggregate Number in effect immediately prior thereto shall, concurrently with the effectiveness of such event, be (1) proportionately increased in the case of a Stock Dividend or a Stock Subdivision and (2) proportionately decreased in the case of a Stock Combination.

                (ii) Adjustments for Other Distributions. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution (collectively, a "Distribution") of:

                        (A) cash,

                        (B) any evidences of its indebtedness, any shares of its
                capital stock (other than shares of Common Stock) or any other securities or property of any nature whatsoever (other than cash), or

                        (C) any Options, Convertible Securities or options or
                warrants or other rights to subscribe for or purchase any of the items listed in clause (B) above,

        then Holder shall be entitled to elect by written notice to the Company to receive (1) immediately and without further payment the cash, evidences of indebtedness, stock, securities, other property, Options, Convertible Securities, options, warrants and/or other rights to which such Holder would have been entitled by way of such Distribution assuming full exercise of this Warrant immediately prior to such Distribution or (2) upon the exercise of this Warrant at any time on or after the taking of such record, the number of Warrant Shares to be received upon exercise of this Warrant determined as stated herein and, in addition and without further payment, the cash, evidences of indebtedness, stock, securities, other property, Options, Convertible Securities, options, warrants and/or other rights to which Holder would have been entitled by way of such Distribution and subsequent dividends and Distributions on any shares or other securities received in connection with such Distributions ("Dividend Securities") through the date of exercise assuming full exercise of this Warrant immediately prior to such Distribution and the retention by Holder of all Dividend Securities through the date of exercise.

                (iii) Adjustments for Reclassification, Exchange and Substitution. In case any transaction shall be effected in connection with which the holders of Common Stock shall be entitled to receive shares of any class or classes of capital stock of the Company (other than Common Stock) or any other Person, whether by capital reorganization, reclassification, merger, share exchange or otherwise (a "Transaction"), the Aggregate Number then in effect, the Exercise Price then in effect and the type of security


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        purchasable under this Warrant shall, concurrently with the effectiveness of such Transaction, be appropriately and equitably adjusted such that this Warrant shall be exercisable for, in lieu of the Warrant Shares which Holder would otherwise have been entitled to receive, that number of shares of Common Stock (or Other Securities) that Holder would have been entitled to receive in connection with such Transaction assuming full exercise of this Warrant immediately prior thereto, at an Exercise Price economically equivalent to the Exercise Price in effect immediately prior thereto. In any such case, appropriate and equitable provision also shall be made with respect to the rights and interests of Holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, cash or other property thereafter deliverable upon the exercise of this Warrant. The Company shall not effect any such Transaction unless prior to or simultaneously with the consummation thereof the surviving Person (if other than the Company) (the "Successor") resulting from such Transaction shall assume, by written instrument delivered to Holder, the obligation to deliver to Holder such shares of stock, securities, cash or other property as, in accordance with the foregoing provisions, Holder may be entitled to purchase. The above provisions of this Section 3(a)(iii) shall similarly apply to successive Transactions.

                (iv) Issuance of Common Stock. If at any time the Company shall issue or sell any Additional Shares of Common Stock (whether directly or in connection with a merger, share exchange or otherwise) for a consideration per share less than the greater of $134.43, as adjusted on the same basis as any adjustments required to be made to the Exercise Price pursuant to Section 3(a) hereunder (including without limitation as the result of any adjustment to the Aggregate Number pursuant to this
        Section 3(a)(iv)) (the "Trigger Price"), and Fair Market Value (in each case, determined as of the date of issuance of such Additional Shares of Common Stock), the Aggregate Number shall be adjusted by multiplying the Aggregate Number in effect immediately prior thereto by a fraction, (A) the numerator of which shall be the number of shares of Common Stock outstanding on a Fully Diluted basis immediately following such issuance (including the number of such Additional Shares of Common Stock so issued) and (B) the denominator of which shall be the number of shares of Common Stock outstanding on a Fully Diluted basis immediately prior to the issuance of such Additional Shares of Common Stock plus the number of shares of Common Stock which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at the greater of the Trigger Price and Fair Market Value; provided, however, the provisions of this Section 3(a)(iv) shall not apply to any issuance of shares of Common Stock upon the exercise or conversion of any Options or Convertible Securities, provided that any adjustment required to have been made upon the issuance of such Options or Convertible Securities pursuant to Section 3(a)(v) shall have been made.

                (v) Options and Convertible Securities. If at any time the Company shall in any manner (whether directly, or by assumption in a merger in which the Company is the surviving corporation or otherwise) issue or sell any Options or Convertible Securities (other than Incentive Stock Plan Pool Shares), whether or not the rights to subscribe, purchase, exchange or convert thereunder are immediately exercisable, and the consideration per share for which shares of Common Stock may at any time thereafter be


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        issuable pursuant to such Options or Convertible Securities shall be less than the greater of the Trigger Price and Fair Market Value (in each case determined as of the date of issuance of such Options or Convertible Securities) then the Aggregate Number shall be adjusted as provided in Section 3(a)(iv) on the basis that (1) the maximum number of Additional Shares of Common Stock issuable pursuant to all such Options or Convertible Securities shall be deemed to have been issued as of the date of issuance of such Options or Convertible Securities and (2) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such Additional Shares of Common Stock pursuant to the terms of such Options or Convertible Securities.

                (vi) Special Adjustment if Notes not Prepaid.

                        (A) No Prepayment within Eighteen Months. If the Company
                shall not have prepaid all the Notes on or prior to the date that is eighteen (18) months from the date hereof (the "First Adjustment Date"), the Aggregate Number shall immediately be increased to equal the number of shares of Common Stock (or Other Securities) that this Warrant would have been exercisable for (taking into account all adjustments to such increased Aggregate Number that would be required to be made from the date hereof pursuant to the terms of this Warrant) had the initial Aggregate Number on the date of issuance of this Warrant been
                (i) 35,149 shares of Common Stock plus (ii) the product (the "First Adjustment Increment") of 7,811 shares of Common Stock multiplied by a fraction, the numerator of which is the principal balance of the Notes (including any Pik Notes, as such term is defined in the Notes) as of the First Adjustment Date and the denominator of which is $35,000,000.

                        (B) No Prepayment within Two Years. If the Company shall
                not have prepaid all the Notes on or prior to the date that is two years from the date hereof (the "Second Adjustment Date"), the Aggregate Number shall immediately be increased to equal the number of shares of Common Stock (or Other Securities) that this Warrant would have been exercisable for (taking into account all adjustments to such increased Aggregate Number that would be required to be made from the date hereof pursuant to the terms of this Warrant) had the initial Aggregate Number on the date of issuance of this Warrant been (i) 35,149 shares of Common Stock plus (ii) the First Adjustment Increment, plus (iii) the product of 7,811 shares of Common Stock multiplied by a fraction, the numerator of which is the principal balance of the Notes (including any Pik Notes, as such term is defined in the Notes) as of the Second Adjustment Date and the denominator of which is $35,000,000.

                (vii) Miscellaneous. The following provisions shall be applicable to the making of adjustments of the Exercise Price provided above in this Section 3(a):



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                        (A) For purposes of this Section 3(a) and if at the time
                of determination the Common Stock is not Publicly Traded, "Fair Market Value" shall be determined as follows: Fair Market Value shall be determined initially by the Company within ten (10) Business Days of any event for which such determination is required and such determination (including the basis therefor) shall be promptly provided to Holder. Such determination shall be binding on Holder unless Holder objects thereto in writing within ten (10) Business Days of receipt. In the event the Company and Holder cannot agree on Fair Market Value within ten
                (10) Business Days of the date of Holder's objection, Fair
                Market Value shall be determined by a disinterested appraiser (which shall be a national or regional investment bank or national accounting firm) mutually selected by the Company and Holder, the fees and expenses of which shall be paid fifty percent (50%) by the Company and fifty percent (50%) by Holder unless (I) such determination results in a Fair Market Value more than one hundred ten percent (110%) of the Fair Market
                Value initially determined by the Company, in which case such fees and expenses shall be borne by the Company or (II) such determination results in a fair market value less than ninety percent (90%) of the fair market value initially determined by the Company, in which case such fees and expenses shall be borne by Holder. Any selection of a disinterested appraiser shall be made in good faith within seven (7) Business Days after the end of the last ten (10) Business Day period referred to above and any determination of Fair Market Value by a disinterested appraiser shall be made within thirty (30) days of the date of selection.

                        (B) The sale or other disposition of any issued shares
                of Common Stock (other than Incentive Stock Plan Pool Shares) owned or held by or for the account of the Company or any of its subsidiaries shall be deemed an issuance thereof for the purposes of this Section 3(a).

                        (C) To the extent that any shares of Common Stock or any
                Options or Convertible Securities (1) are issued solely for cash consideration, the consideration received by the Company therefor shall be deemed to be the amount of the cash received by the Company therefor, (2) are offered by the Company for subscription, the consideration received by the Company shall be deemed to be the subscription price, or (3) are sold to underwriters or dealers for public offering, the consideration received by the Company shall be deemed to be the public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends. To the extent that any portion of such issuance shall be for a consideration other than cash, the amount of such consideration shall be deemed to be the fair market value of such consideration at the time of such issuance, determined in the manner set forth in Section 4(c)(iv).

                        (D) The consideration for any shares of Common Stock
                issuable pursuant to the terms of any Convertible Securities or Options shall be equal to (1) the consideration received by the Company for issuing any warrants, options or other rights to subscribe for or purchase such Convertible Securities or



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                Options, plus (2) the consideration paid or payable to the
                Company in respect of the subscription for or purchase of such Convertible Securities or Options, plus (3) the consideration, if any, payable to the Company upon the exercise of the Options or the right of conversion or exchange of such Convertible Securities; provided, however, notwithstanding the foregoing the consideration for any shares of Common Stock issuable pursuant to the terms of any Options granted pursuant to the Incentive Stock Plan that are not Incentive Stock Plan Pool Shares shall be deemed to be $0.

                        (E) In case of the issuance at any time of any shares of
                Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such shares of Common Stock or Convertible Securities consideration equal to the amount of such dividend so paid or satisfied.

        (b) Other Action Affecting Common Stock. If at any time the Company shall take any action of the type contemplated in Section 3(a) hereof but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), other than granting Options to purchase Incentive Stock Plan Pool Shares and issuing shares of Common Stock upon the exercise thereof, then, unless in the opinion of the Board such action will not have a material adverse effect upon the rights of Holder (taking into consideration, if necessary, any prior actions which the Board deemed not to materially adversely affect the rights of Holder), the Aggregate Number and the Exercise Price shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances.

        (c) Miscellaneous.

                (i) Abandonment of Declared Dividend. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                (ii) Notice of Proposed Actions. In case the Company shall propose (A) to pay any Stock Dividend, effect any Stock Subdivision or Stock Combination or to make any Distribution, (B) to effect any Transaction, recapitalization or other capital reorganization, consolidation or merger, share exchange, or sale, lease or other disposition of all or substantially all of its property, assets or business or (C) to effect the liquidation, dissolution or winding up of the Company or (D) to take any other action (including without limitation the issuance of any Additional Shares of Common Stock, Options or Convertible Securities) that would require an adjustment to be made to the Exercise Price and the Aggregate Number, then in each such case the Company shall give to Holder written notice of such proposed action, which shall specify the date on which any record is to be taken, or any action described above is to take place, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock, the Exercise Price and the Aggregate Number after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given at least thirty (30) days prior to the earlier of any applicable record date and the date of the taking of such proposed action.

                (iii) Adjustment Certificate. Upon the occurrence of any event requiring an adjustment of the Exercise Price or the Aggregate Number pursuant to this Section 3, the Company at its expense shall promptly calculate such adjustment in accordance with the terms hereof and furnish to Holder a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. Upon the written request at any time of Holder, the Company shall, furnish or cause to be furnished to Holder a certificate setting forth all previous adjustments, the Exercise Price and Aggregate Number at the time in effect and the amount, if any, of other property which at the time would be received upon exercise of this Warrant.

                (iv) Fair Market Value. Whenever the Aggregate Number is to be adjusted pursuant to Sections 3(a)(iv)-(v), unless otherwise agreed by Holder, in addition to any certificate required to be provided by
        Section 3(c)(iii), the Company shall also promptly provide to Holder a certificate signed by the chief financial officer of the Company, setting forth a description of the basis on which the Board determined, as applicable, Fair Market Value or the fair market value of any evidences of indebtedness, shares of stock, other securities, warrants, other subscription or purchase rights, or other property. In the case of any determination of Fair Market Value, such certificate shall be delivered to Holder within the time period set forth in Section 3(a)(vii)(A) and Holder may object thereto as provided therein. In the case of any other determination of fair market value, Holder may object to the determination in such certificate by giving written notice within fifteen (15) Business Days of the receipt of such certificate and, if Holder and the Company cannot agree to the fair market value within fifteen (15) Business Days of the date of Holder's objection, the fair market value shall be determined by a national or regional investment bank or a national accounting firm mutually selected by Holder and the Company, the fees and expenses of which shall be paid fifty percent (50%) by the Company and fifty percent (50%) by Holder unless (I) such determination results in a fair market value more than one hundred ten percent (110%) of the fair market value determined by the Board, in which case such fees and expenses shall be borne by the Company or (II) such determination results in a fair market value less than ninety percent (90%) of the fair market value determined by the Board, in which case such fees and expenses shall be borne by Holder. The Company shall keep at its Principal Office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by Holder or any prospective purchaser of a Warrant (in whole or in part) if so designated by Holder.

        SECTION 4. Holder's Rights in Case of Other Securities. If Holder at any time shall have received or shall be entitled to receive Other Securities pursuant to the terms hereof, appropriate provision shall be made so that Holder receives with respect to such Other Securities as nearly as possible the intended benefits of this Warrant with respect thereto.

        SECTION 5. No Impairment and Other Covenants.

        (a) No Impairment. The Company will not, by amendment of the Charter or through any reorganization, recapitalization, transfer of assets, consolidation, merger, share exchange, dissolution or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, including without limitation the adjustments required under this Section 3, and will at all times in good faith assist in the carrying out of all such terms and in taking of all such action as may be necessary or appropriate to protect the rights of Holder against the type or nature of dilution or other impairment for which protection is contemplated to be afforded Holder in this Warrant. Without limiting the generality of the foregoing, the Company agrees that it (i) will not take any other action if as a result thereof the par value of the Common Stock shall exceed the Exercise Price, (ii) will not create any class of common equity security other than the Common Stock and (iii) will take all such action as may be reasonably necessary or appropriate so that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of this Warrant.

        (b) Reservation of Authorized Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares such number of its duly authorized shares of Class A Common Stock and Class B Common Stock, or other stock or securities deliverable upon the exercise of this Warrant, as shall be sufficient to enable the Company at any time to fulfill all of its obligations hereunder.

        (c) Affirmative Actions to Permit Exercise and Realization of Benefits. If any shares of Common Stock reserved or to be reserved for the purpose of exercise of this Warrant, or any shares or other securities reserved or to be reserved for the purpose of issuance pursuant to Section 3 hereof, require registration with or approval of any governmental authority under any federal or state law before such shares or other securities may be validly delivered upon exercise of this Warrant, then the Company covenants that it will, at its sole expense, secure such registration or approval, as the case may be. The Company's obligation hereunder shall apply also to approvals or expirations of waiting periods required under the Hart-Scott-Rodino Antitrust Improvements Act (the "HSR Act"), and with respect to any filings under the HSR Act, whether by the Company, Holder or any other Person, the Company shall bear the costs of all such filing fees with respect to such filings.

        (d) Validly Issued Shares. The Company covenants that all shares of Common Stock that may be delivered upon exercise of this Warrant (including those issued pursuant to Section 3 hereof) shall upon delivery by the Company be duly authorized and validly issued, fully paid and nonassessable, free from all taxes, liens and charges with respect to the issue or delivery thereof and otherwise free of all other security interests, encumbrances and claims of any nature whatsoever other than those created by Holder.

        (e) Restrictions on Performance. The Company shall not at any time after the date hereof enter into an agreement or other instrument which, by its terms, restricts its ability to perform its obligations hereunder or making such performance or the issuance of shares of Common Stock upon the exercise of this Warrant a default under any such agreement or instrument.

        (f) Modification of Charter and By-Laws. The Company shall not amend or consent to any modification, supplement or waiver of any provision of the Charter or the bylaws of the Company in any manner which would have a material adverse effect on the rights of Holder hereunder without the prior written consent of Holder (which consent shall not be unreasonably withheld or delayed).

        (g) Regulatory Requirements and Restrictions. In the event of any reasonable determination by Holder that, by reason of any existing or future federal or state law, statute, rule, regulation, guideline, order, court or administrative ruling, request or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) (any such item, a "Regulatory Requirement"), such Holder is effectively restricted or prohibited from holding this Warrant or the related Warrant Shares (including any shares of capital stock or other securities distributable to Holder in any merger, reorganization, readjustment or other reclassification), or otherwise realize upon or receive the benefits intended under this Warrant, the Company shall, and shall use its best efforts to have its shareholders, take such commercially reasonable action as Holder may deem reasonably necessary to permit Holder to comply with such Regulatory Requirement. The reasonable costs of taking such action, whether by the Company, Holder or otherwise, shall be borne by the Company. Such action to be taken may include without limitation the Company's authorization of one or more new classes of capital stock for which this Warrant may be exercised or making such modifications and amendments to the Charter, this Warrant or any other documents and instruments related to or executed in connection herewith as may be deemed reasonably necessary by Holder, but shall not include the redemption or repurchase of any securities for cash until all Senior Indebtedness is paid in full in cash and all commitments to extend credit under the Senior Credit Agreement are terminated. Holder shall give written notice to the Company of any such determination and the action or actions necessary to comply with such Regulatory Requirement, which notice and determination shall be conclusive absent manifest error, and the Company shall take all steps necessary to comply with such determination as expeditiously as possible.

        SECTION 6. Put Rights. Holder shall be entitled to require the Company to redeem this Warrant in accordance with the terms of the Investor Rights Agreement.

        SECTION 7. [Reserved]

        SECTION 8. Transfers of the Warrant.

        (a) Transfer and Exchanges. The Company shall initially record this Warrant on a register to be maintained by the Company with its other stock books and, subject to Section 8(b) hereof, thereafter shall transfer this Warrant on such register when this Warrant is: (i) surrendered for transfer in accordance with the terms hereof, and (ii) properly endorsed and accompanied by appropriate instructions. Upon any such transfer, a new Warrant or Warrants shall be issued to the transferee and Holder (in the event that this Warrant is only partially transferred) and the surrendered Warrant shall be canceled. Each such transferee shall succeed to the rights of the transferring Holder hereunder to the extent of such transfer. This Warrant may be exchanged at the option of a Holder, when surrendered at the Principal Office of the

Company, for another Warrant or other Warrants of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock, subject to adjustment as more fully set forth herein.

        (b) Transfers. Subject to the securities law restrictions set forth in the legend on the first page of this Warrant, Holder may at any time freely transfer this Warrant and the Warrant Shares in whole or in part.

        SECTION 9. No Voting Rights. Prior to the exercise of this Warrant, Holder shall not be entitled to any voting or other rights as a stockholder of the Company as a result of being a holder of the Warrant except as expressly provided herein.

        SECTION 10. Miscellaneous.

        (a) Stamp Taxes. The Company shall pay all stamp taxes attributable to the initial issuance of shares or other securities issuable upon the exercise of this Warrant or issuable pursuant to Section 4 hereof, excluding any tax or taxes which may be payable because of the transfer involved in the issuance or delivery of any certificates for shares or other securities in a name other than that of Holder in respect of which such shares or securities are issued.

        (b) Replacement Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant and upon receipt of indemnity reasonably satisfactory to the Company; provided, that an indemnity by Holder shall be satisfactory.

        (c) Delays, Omissions and Indulgences. No delay or omission to exercise any right, power or remedy accruing to Holder upon any breach or default of the Company hereunder shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on Holder's part of any breach or default hereunder or under this Warrant, or any waiver on Holder's part of any provisions or conditions hereof must be in writing and that all remedies, either hereunder or by law or otherwise afforded to Holder, shall be cumulative and not alternative.

        (d) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopy, overnight courier service or personal delivery and shall be addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party:

        (i)     if to the Company:

                      Cupertino Electric, Inc.
                      1132 North Seventh Street
                      San Jose, CA 95112
                      Attention: Chief Financial Officer
                      Telecopy:  (408) 275-6987

                with a required copy to:

                      Jeffrey P. Newman
                      Farella Braun & Martel LLP
                      235 Montgomery Street  30th Floor
                      San Francisco, CA 94104
                      Telecopy: (415) 954-4480

        (ii)    If to the initial Holder hereunder:

                      TA Investors LLC
                      125 High Street
                      Boston, MA 02110
                      Attention: Roger Kafker
                      Telecopy: (617) 574-6787

        (iii) if to any subsequent Holder, to the respective address set forth on the corporate records of the Company.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

        (e) Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Company shall have no right to assign its rights, or to delegate its obligations, hereunder without the prior written consent of Holder.

        (f) Amendments. No amendment to or waiver of this Warrant shall be effective unless in writing and executed by the Company and Holder.

        (g) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

        (h) Governing Law. THIS AGREEMENT AND EACH WARRANT IS TO BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

        (i) Injunctive Relief; Specific Performance. The Company hereby acknowledges that an action for money damages may not be adequate to protect the interests of Holder hereunder and hereby agrees that Holder may bring an action for injunctive relief or specific performance of any term or covenant contained herein.

        (j) Entire Agreement. This Warrant, the Investor Rights Agreement and the Purchase Agreement are intended by the parties as a final expression of their agreement and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

        (k) Rules of Construction. The titles and captions of the Sections and other provisions hereof are for convenience of reference only and are not to be considered in construing this Agreement. Unless the context otherwise requires "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Warrant. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                                    * * * * *

        IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first above written.


                                    CUPERTINO ELECTRIC, INC.


                                    By: /s/ JAMES S. RYLEY
                                       -----------------------------------------
                                        Name: James S. Ryley
                                             -----------------------------------
                                        Title: President/CEO
                                              ----------------------------------

                                    EXHIBIT A

                          FORM OF ELECTION TO PURCHASE


To:     CUPERTINO ELECTRIC, INC.

        1. The undersigned, pursuant to the provisions of the attached Warrant, hereby elects to exercise such Warrant with respect to ________ shares of [Class A or Class B] Common Stock (the "Exercise Amount"). Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the attached Warrant.

        2. The undersigned herewith tenders payment for such shares in the following manner (please check type, or types, of payment and indicate the portion of the Aggregate Exercise Price to be paid by each type of payment):

                      ____   Exercise for Cash
                      ____   Note Cancellation
                      ____   Cashless Exercise

        3. Please issue a certificate or certificates representing the shares issuable in respect hereof under the terms of the attached Warrant, as follows:


                       ---------------------------------------------------------
                       (Name of Record Holder/Transferee)

and deliver such certificate or certificates to the following address:


                       ---------------------------------------------------------

                       ---------------------------------------------------------

                       ---------------------------------------------------------
                       (Address of Record Holder/Transferee)

        4. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

        5. If the Exercise Amount is less than all of the shares of Common Stock purchasable hereunder, please issue a new warrant representing the remaining balance of such shares, as follows:


                       ---------------------------------------------------------
                       (Name of Record Holder/Transferee)

and deliver such warrant to the following address:


                       ---------------------------------------------------------

                       ---------------------------------------------------------

                       ---------------------------------------------------------
                       (Address of Record Holder/Transferee)


        In witness whereof, the undersigned Holder has caused this Election to Purchase to be executed as of this _____ day of __________, ______.


                                 -----------------------------------------------
                                 (Name of Holder)



                                  By:
                                     -------------------------------------------

                                TABLE OF CONTENTS


                                                                                            Page No.
                                                                                            --------
SECTION 1.     Definitions.................................................................     1

SECTION 2.     Exercise....................................................................     5

SECTION 3.     Adjustments to Exercise Price and Aggregate Number..........................     6

SECTION 4.     Holder's Rights in Case of Other Securities.................................    12

SECTION 5.     No Impairment and Other Covenants...........................................    13

SECTION 6.     Put Rights..................................................................    14

SECTION 7.     Notice of Expiration Date...................................................    14

SECTION 8.     Transfers of the Warrant....................................................    14

SECTION 9.     No Voting Rights............................................................    15

SECTION 10.    Miscellaneous...............................................................    15